Exhibit 99.1

SEE Announces Leadership Transition

Reaffirms Full Year 2023 Guidance

Charlotte, N.C. – October 23, 2023 – SEE (NYSE: SEE) today announced that its Board of Directors and Ted Doheny have mutually agreed to transition SEE’s leadership. Mr. Doheny has stepped down as President and Chief Executive Officer and as a member of the Board, effective immediately. He will continue to serve SEE in an advisory capacity to assist in the transition.

Effective immediately, Emile Chammas, Chief Operating Officer, and Dustin Semach, Chief Financial Officer, are appointed Interim Co-Presidents and Co-CEOs, in addition to their current roles.

The Board is undertaking a comprehensive search, internally and externally, with the assistance of a leading executive search firm to identify SEE’s next Chief Executive Officer.

Henry Keizer, SEE Board Chairman, said, “While SEE has made progress expanding its portfolio, digitizing its global network, and driving operational efficiencies, the Board recognizes there is more work to position SEE for long-term profitable growth. Transitioning SEE’s leadership at this time will enable SEE to better navigate the market ahead of us and maximize value for our shareholders.”

Mr. Keizer continued, “We are confident that both Emile and Dustin, two proven SEE leaders with extensive operational and financial backgrounds, will provide strong leadership and execution in the interim as we finalize the search process. We thank Ted for his contributions to SEE over the last six years.”

Mr. Doheny said, “It has been a privilege to lead SEE and work alongside our incredibly talented team. I am confident that SEE will continue to be a leader within our industry and look forward to working with Emile and Dustin to facilitate a smooth transition.”

Mr. Chammas said, “SEE plays a key role in meeting our customers’ evolving packaging needs with industry-leading solutions that integrate sustainable, high-performance materials, automation, and digital technologies. Dustin and I will continue to advance our strategic initiatives and drive execution by accelerating our Cost Take-out to Grow (CTO2Grow) program.”

Mr. Semach said, “There are significant opportunities ahead for SEE as we enhance our focus on financial performance, capital allocation and portfolio optimization. Emile and I will work closely with the Board and the SEE leadership team to support a seamless transition and advance key initiatives underway.”

SEE today reaffirmed its full year 2023 guidance for net sales in the range of $5.40 to $5.60 billion, full year Adjusted EBITDA in the range of $1.075 to $1.125 billion, full year Adjusted EPS in the range of $2.75 to $2.95 and Free Cash Flow in the range of $325 to $375 million, excluding full year 2023 payments related to the IRS settlement. Mr. Chammas and Mr. Semach will provide additional details on the Company’s financials and operational progress when SEE reports its third quarter 2023 results on Thursday, November 2, 2023.

About SEE

SEE (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food, fluids and liquids supply chain, enable e-commerce, and protect goods in transit from damage.

The company, under its former trade name, Sealed Air, announced its new SEE corporate brand and logo in May 2023.

Our globally recognized solution brands include CRYOVAC® food packaging, LIQUIBOX® fluids and liquids systems, SEALED AIR® protective packaging, AUTOBAG® automated packaging systems, BUBBLE WRAP® packaging, SEE Automation™ and prismiq™ digital packaging and printing.

Our partnership with customers creates value through sustainable, automated, and digital packaging solutions, leveraging our industry-leading expertise in materials, automation systems, engineering and technology.

SEE generated $5.6 billion in sales in 2022 and has approximately 17,300 employees (including Liquibox employees) who serve customers in 120 countries/territories.

Website Information

We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations and cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements.

Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding future impacts resulting from the Liquibox acquisition, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, including recessionary and inflationary pressures, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, failure to realize synergies and other financial benefits from the acquisition of Liquibox within the expected time frames, greater than expected costs or difficulties related to the integration of Liquibox, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, uncertainties relating to existing or potential increased hostilities in the Middle East, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2022 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors

Brian Sullivan

Brian.c.sullivan@sealedair.com

704.503.8841

Media

Christina Griffin

Christina.griffin@sealedair.com

704.430.5742